Exhibit 99.2

BLOCKADE SYSTEMS CORP.

2004 Consolidated Financial Statements

BLOCKADE SYSTEMS CORP.

2004 Consolidated Financial Statements

Auditors’ Report

To the Shareholders of

Blockade Systems Corp.

We have audited the consolidated balance sheet of Blockade Systems Corp. as at September 30, 2004 and the consolidated statements of operations and deficit and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2004 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The consolidated financial statements at September 30, 2003 and for the year then ended, were audited by other auditors who expressed an opinion without reservation on those statements in their report dated December 10, 2003.

January 11, 2005

PKF Hill LLP

Chartered Accountants

BLOCKADE SYSTEMS CORP.

Consolidated Balance Sheet as at September 30

	2004	2003
ASSETS

Current assets
Cash and cash equivalents (note 3)	$502,234	$518,287
Accounts receivable [net of allowance for doubtful accounts of $Nil; 2003 - $56,206]	465,646	588,636
Investment tax credits receivable (note 4)	853,003	—
Prepaids and deposits	81,584	80,619

	1,902,467	1,187,542

Property, plant and equipment, net (note 5)	436,249	465,925

	$2,338,716	$1,653,467

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY

Current liabilities
Bank overdraft	$498,413	$223,967
Accounts payable and accrued liabilities	617,322	399,138
Deferred revenue	1,017,066	1,004,077
Short-term portion of deferred lease inducement	17,167	18,518
Current portion of long-term debt (note 6)	8,410,094	6,261,748
Current portion of accrued interest on long-term debt	4,181,197	2,218,292

	14,741,259	10,125,740

Long-term portion of deferred lease inducement	46,981	60,183

	14,788,240	10,185,923

Shareholders’ deficiency
Share capital (note 8 (a))	3,936,384	3,936,384
Equity component of debentures (note 9)	1,090,555	1,090,555
Deficit	(17,476,463)	(13,559,395)

	(12,449,524)	(8,532,456)

	$2,338,716	$1,653,467

See accompanying notes

On behalf of the Board:

Director

Director

BLOCKADE SYSTEMS CORP.

Consolidated Statement of Operations and Deficit

Year Ended September 30

	2004	2003
Revenue
Sales	$3,839,236	$4,411,933
Gain (loss) on foreign exchange	151,254	(29,473)

	3,990,490	4,382,460

Expenses
Software purchases	477,093	130,055
Selling	720,095	1,381,278
Research and development (note 4)	985,366	1,931,487
Marketing	520,621	874,759
Technical services	794,081	1,383,716
Executive	289,833	334,018
Administrative	1,654,213	1,455,946
Write-down of goodwill	—	141,361
Amortization	120,073	340,798
Interest expense, net	2,346,183	1,652,726

	7,907,558	9,626,144

Net loss before income taxes	(3,917,068)	(5,243,684)

Recovery of income taxes	—	(11,938)

Net loss	(3,917,068)	(5,231,746)

Deficit, beginning of year	(13,559,395)	(8,327,649)

Deficit, end of year	$(17,476,463)	$(13,559,395)

See accompanying notes

BLOCKADE SYSTEMS CORP.

Consolidated Statement of Cash Flows

Year Ended September 30

	2004	2003

Operating activities
Net loss	$(3,917,068)	$(5,231,746)
Add items not involving cash
Amortization - property, plant and equipment	120,073	145,394
Amortization - product rights	—	15,624
Amortization - goodwill	—	179,780
Write-down of goodwill	—	141,361
Deferred lease inducement	(14,553)	47,201
Non-cash interest expense related to long-term debt	1,962,905	1,657,321

	(1,848,643)	(3,045,065)

Accounts receivable	122,990	1,035,727
Investment tax credits receivable	(853,003)	276,028
Prepaids and deposits	(965)	1,458
Accounts payable and accrued liabilities	218,184	(47,162)
Deferred revenue	12,989	(196,537)

Net change in non-cash working capital items	(499,805)	1,069,514

Cash flows from operating activities	(2,348,448)	(1,975,551)

Financing activities
Bank overdraft	274,446	223,967
Proceeds from long-term debt	2,148,346	954,975

Cash flows from financing activities	2,422,792	1,178,942

Investing activities
Purchase of property, plant and equipment	(90,397)	(30,880)

Cash flows from investing activities	(90,397)	(30,880)

Net decrease in cash and cash equivalents during the year	(16,053)	(827,489)

Cash and cash equivalents, beginning of year	518,287	1,345,776

Cash and cash equivalents, end of year	$502,234	$518,287

See accompanying notes

BLOCKADE SYSTEMS CORP.

2004 Consolidated Financial Statements

1.                   Basis of Presentation

These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles and include the accounts of Blockade Systems Corp. (the “company”) and its wholly-owned subsidiaries, Blockade Systems, Inc. (a US company) and Blockade Systems Limited (a UK company).  All significant inter-company transactions have been eliminated on consolidation.

2.                   Summary of Significant Accounting Policies

The consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles.  Differences between reporting these consolidated balance sheets and consolidated statements of operations and deficits and cash flows for fiscal 2004 and fiscal 2003 under Canadian generally accepted accounting principles and under United States generally accepted accounting principles are not material except as outlined in note 15.  The more significant accounting policies are outlined below:

Going concern

These consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  Accordingly, they do not include any adjustments that would be necessary if the going concern basis was not utilized.

The company has experienced significant net losses during the 1998 to 2004 fiscal years.  At September 30, 2004, the company had a shareholders’ deficiency of $12,449,524.  Subsequent to year end, the company sold all of its assets, including intellectual property, but excluding cash and cash equivalents, accounts receivable, investment tax credits receivable and prepaids and deposits to Proginet Corporation (note 14).

Cash and cash equivalents

The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from those estimates.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Amortization is provided over the estimated useful lives of the property, plant and equipment using the declining balance method at the following annual rates:

Computer equipment	-	30%
Furniture and fixtures	-	20%
Office equipment	-	20%
Leasehold improvements	-	20%

Revenue recognition

Revenue from the sale of new products is recognized at the time of sale.  The sale is recognized when title is transferred to the customer and all significant contractual obligations that effect the customers’ acceptance have been fulfilled, the sale price is fixed or determinable and collectability is reasonably assured.  Maintenance revenue paid in advance is recorded as deferred revenue and recognized as earned on a monthly basis.

Research and development costs and investment tax credits

Research and development costs are expensed in the year in which they are incurred.  Investment tax credits arising from research and development are deducted from such costs in the year in which they are confirmed by the relevant taxation authorities (note 4).

Foreign currency transactions

The financial statement of the wholly-owned subsidiaries are measured using the Canadian dollar as the functional currency.  Foreign operations are classified as fully integrated foreign operations.  Consequently, for 2004 monetary assets and liabilities of the wholly-owned subsidiaries are translated into Canadian dollars at rates of exchange in effect at the consolidated balance sheet date.  Non-monetary assets and liabilities are translated at rates of exchange in effect at the date of the transaction.  Revenue and expense items were translated at average exchange rates prevailing during the year.  The resulting gains and losses are reflected in operations for the year.

Lease inducement

The company recognizes its rent expense on premises on a straight-line basis over the initial term of the lease.  Lease inducements received by the company as cash and rent-free periods are deferred and amortized on a straight-line basis over the term of the lease as a reduction in the rent expense.

Stock option plan

The company has a stock option plan which is described in note 8 (b).  No compensation expense is recognized for this plan when stock options are issued to directors, officers and employees.  Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital.  If stock options are repurchased from employees, the excess of consideration paid over the carrying amount of the stock or stock option cancelled is charged to the deficit.

Income taxes

The company accounts for income taxes using the liability method, whereby future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and measured using substantively enacted income tax rates and laws that are expected to be in effect when the differences are expected to reverse.  Income tax expense for the year is the tax payable for the year and any change during the year in the future tax assets and liabilities.  A valuation allowance is provided to the extent that it is more likely than not that future tax assets will not be realized.

3.                   Cash and Cash Equivalents

Cash and cash equivalents consist of the following:

	2004	2003

Short-term investments	$502,234	$518,287

Short-term investments are comprised of First Premium Money Market mutual funds, of which $500,000 are pledged as collateral for a line of credit facility in the amount of $500,000.

4.                   Research and Development Costs and Investment Tax Credits

Research and development costs expensed during the year are $985,366 (2003 - $1,931,487), net of investment tax credits of $853,003 (2003 - $463,947).  The investment tax credits recognized in fiscal 2004 related to fiscal 2002 federal research and development expenditures of $653,003 and fiscal 2002 Ontario research development expenditures of $200,000.  Investment tax credits related to fiscal 2003 and 2004 research and development expenditures, which may be claimed by the company, will be recognized when confirmed by the relevant taxation authorities.

5.                   Property, Plant and Equipment

Property, plant and equipment consist of the following:

	2004			2003
	Cost	Accumulated Amortization	Net	Net

Computer equipment	$550,093	444,570	$105,523	$139,101
Furniture and fixtures
Purchased	244,203	118,928	125,275	147,764
Acquired under capital lease	130,618	98,845	31,773	39,718
Office equipment	89,910	64,545	25,365	33,399
Leasehold improvements	304,111	155,798	148,313	105,943

	$1,318,935	882,686	$436,249	$465,925

6.                   Long-term Debt

Long-term debt consists of the following:

	2004	2003

Debenture, convertible at any time up to maturity into common shares at a conversion price of $0.2485 per common share, bearing interest at 29.65% accruing daily and compounded annually in arrears, payable December 21, 2005 and secured by a floating charge on all assets. The security interest will be subordinate to the senior indebtedness. The principle will be automatically converted into common shares upon completion of a qualifying liquidity event, as defined in the debenture agreement	$920,965	$893,165

Debenture, convertible at any time up to maturity into common shares at a conversion price of $0.2485 per common share, bearing interest at 19% accruing daily and compounded annually in arrears, payable December 21, 2005 and secured by a floating charge on all assets. The security interest will be subordinate to the senior indebtedness. The principle will be automatically converted into common shares upon completion of a qualifying liquidity event, as defined in the debenture agreement	478,145	461,196

Debenture, convertible at any time up to maturity into common shares at a conversion price of $0.2280 per common share, bearing interest at 19% accruing daily and compounded annually in arrears, payable December 21, 2005 and secured by a floating charge on all assets. The security interest will be subordinate to the senior indebtedness. The principle will be automatically converted into common shares upon completion of a qualifying liquidity event, as defined in the debenture agreement	5,140,800	4,907,387

Demand loan, bearing interest at the rate of 36.5% calculated daily and payable monthly, secured by a general security agreement and a specific assignment of the investment tax credit receivable (note 4)	500,000	—

Promissory notes, due on demand, and bearing interest at 20%, calculated daily and compounded annually, and secured by a general security interest in all of the assets	300,000	—

Promissory notes, unsecured, due on demand, and bearing interest at 8%, calculated daily and compounded annually	1,070,184	—

	$8,410,094	$6,261,748

At the current year end, the company was in violation of certain covenants under the debt agreements.  As a result the full value of the outstanding debt has been reclassified to short-term liabilities.

7.                   Income Taxes

The company has accumulated losses for federal income tax purposes of $9,738,000 which can be carried forward to reduce future Canadian taxable income.  These income tax loss carry-forwards begin to expire in 2006.

The non-capital losses expire as follows:

2004
2006	$981,000
2009	2,426,000
2010	2,531,000
2011	3,800,000

$9,738,000

8.                   Share Capital

(a)               Authorized and issued:

		2004	2003
Authorized

Unlimited	number of common shares

Issued

20,477,660	common shares	$3,936,384	$3,936,384

•                       Employee stock options

Under the current version of the Blockade Systems Corp. Stock Option Plan (the “Plan”), which commenced on September 30, 2002, options are granted to new employees on commencement of employment with the company.

The company may grant options for up to 3,656,250 common shares.  As at September 30, 2004, the company’s Board of Directors had granted 3,405,000 stock options to employees and directors.

Options granted have a term of not more than 10 years and vest evenly over four years from the date of reissue, or from the date of employment for new employees.  The exercise price of each option is to be the fair market value of the company’s stock as determined by the Board of Directors on the date of grant.

A summary of the status of the Plan as at September 30 and changes during the years then ended is presented below:

	2004		2003
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
	#	$	#	$

Outstanding, beginning of year	3,330,000	0.23	3,085,000	0.23
Granted	935,000	0.24	330,000	0.24
Cancelled	(860,000)	0.23	(85,000)	0.23

Balance, end of year	3,405,000	0.23	3,330,000	0.23

Options exercisable at year end	2,843,250	0.23	1,908,000	0.23

9.                   Equity Component of Debentures

Debentures issued by the Company (note 6) have been classified as having both an equity component, as the holders have the option to convert the debentures into common shares of the Company at any time, and a debt component, as a majority of the debenture holders may elect to redeem the debentures at face value on the maturity date.  The liability and equity components are determined using the option pricing model valuation approach, whereby the value of the equity is calculated using an option model.  The equity component was valued at $1,090,555 (2003 - $1,090,555).  The resulting debt discount is amortized over the debenture term at the effective rate of interest and charged against income as interest expense in order to accrete the debentures to the redemption value at maturity.

10.            Lease Commitments

The company is committed under operating leases for rental of property and equipment for various periods up to 2007.  Future minimum lease payments required over the next four years are as follows:

2005	$209,675
2006	180,850
2007	147,879
2008	36,908

$575,312

11.            Financial Instruments

The estimated fair values of financial instruments are based on the relevant market prices and information available at the time.  These fair value estimates are not indicative of the amounts that the company might receive or incur in actual market transactions.  The carrying values of cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities approximate their fair values due to the relatively short periods to maturity of these instruments.

Unless otherwise noted, it is management’s opinion that the company is not exposed to significant interest or credit risks arising from these consolidated financial statements.

The company’s activities that result in exposure to fluctuations in foreign currency exchange rates consist of the sale of products and services which are billed in foreign currencies and the purchase of services, supplies and property, plant and equipment from suppliers billing in foreign currencies.  As at September 30, 2004, 100% (2003 - 95%) of the company’s trade accounts receivable and 25% (2003 - 24%) of the company’s accounts payable and accrued liabilities are denominated in foreign currencies.

12.            Related Party Transactions

As at September 30, 2004, convertible debentures with a principal amount of $6,888,475 were borrowed from related parties.  No interest is payable on these debentures until the maturity date of December 21, 2005.  Interest of $4,076,978 has been accrued with the charge for the current fiscal year amounting to $1,845,915.

The debenture issuers exercise significant influence over the company through their ownership of voting common shares.

13.            Contingencies

The company could be involved in litigation matters arising out of the ordinary course and conduct of its business.  Although such matters cannot be predicted with certainty, management does not consider the company’s exposure to litigation over and above what has already been accrued, to be material to these consolidated financial statements.

14.            Subsequent Event

In January 2005, Proginet Corporation acquired substantially all of the business assets of the Company for compensation, some of which is fixed at an amount equal to 1.2 times the maintenance revenue in fiscal 2004, plus 1.5 times the software revenues for new licences produced in fiscal 2004, plus .5 times the net income derived from tokens revenue in fiscal 2004, plus .5 times the professional services revenue earned in fiscal 2004, plus an additional cash consideration of $60,000.  The fixed compensation received was $3,667,924.  There is also incentive compensation that would be payable based on Proginet meeting certain performance criteria from operating the “Blockade” division.

(b)               Generally Accepted Accounting Principles in the United States

The company’s consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from those applicable in the United States.  The following are the significant differences in accounting principles as they pertain to the accompanying financial statements.

(a)               Long-term debt

Under United States generally accepted accounting principles, the accounting for the convertible debentures is contained in APB 14.  APB 14 does not allocate any portion of the convertible debenture proceeds (note 6) to the conversion feature.

The application of United States generally accepted accounting principles in connection to the long-term debt would have the following effect on the consolidated financial statements:

	September 30, 2004		September 30, 2003
		United States		United States
	As Reported	GAAP	As Reported	GAAP

Interest expense, net	$2,346,183	$2,068,021	$1,652,726	$1,387,315
Long-term debt	8,410,094	8,759,159	6,261,748	6,888,975
Equity component of debentures	1,090,555	—	1,090,555	—
Deficit	17,476,463	16,734,973	13,559,395	13,096,097
Deficit, beginning of year	13,559,395	13,096,067	8,327,649	8,129,732

15.            Generally Accepted Accounting Principles in the United States

The company’s consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from those applicable in the United States.  The following are the significant differences in accounting principles as they pertain to the accompanying consolidated balance sheets and statements of operations and deficits and cash flows.

(a)               Long-term debt

Under United States generally accepted accounting principles, the accounting for the convertible debentures is contained in APB 14.  APB 14 does not allocate any portion of the convertible debenture proceeds (note 6) to the conversion feature.

The application of United States generally accepted accounting principles in connection to the long-term debt would have the following effect on the consolidated financial statements:

	September 30, 2004		September 30, 2003
	As Reported	United States GAAP	As Reported	United States GAAP

Interest expense, net	$2,346,183	$2,068,021	$1,652,726	$1,387,315
Long-term debt	8,410,094	8,759,159	6,261,748	6,888,975
Equity component of debentures	1,090,555	—	1,090,555	—
Deficit	17,476,463	16,734,973	13,559,395	13,096,097
Deficit, beginning of year	13,559,395	13,096,067	8,327,649	8,129,732